As filed with the Securities and Exchange Commission on June 5, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCPIE HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4557980 (I.R.S. Employer Identification Number)

1888 Century Park East
Los Angeles, California 90067
(310) 551-5900
(Address of Principal Executive Offices including Zip Code)

THE 2001 AMENDED AND RESTATED EQUITY
PARTICIPATION PLAN OF SCPIE HOLDINGS INC.
(Full Title of the Plan)

DONALD J. ZUK
President and Chief Executive Officer
1888 Century Park East
Los Angeles, California 90067
(310) 551-5900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to: DAVID A. HAHN, ESQ. Latham & Watkins 701 “B” Street, Suite 2100 San Diego, California 92101 (619) 236-1234

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.0001 par value	450,000 shares	$8.00	$3,600,000	$332

(1)
Covers 450,000 additional shares of common stock available for issuance under The 2001 Amended and Restated Equity Participation Plan of SCPIE Holdings Inc. (the “2001 Plan”) pursuant to an amendment of the 2001 Plan approved by the stockholders of SCPIE Holdings Inc. on May 16, 2002. The 2001 Plan authorizes the issuance of a maximum of 1,700,000 shares. The offer and sale of 1,250,000 shares of common stock, which have been or may be issued under the 2001 Plan, have previously been registered pursuant to Form S-8 Registration Statement No. 333-59253.

(2)
Pursuant to Rule 457(h) the Proposed Maximum Offering Price Per Share is based on the average of the high and low prices for SCPIE Holdings Inc.’s common stock as reported on the New York Stock Exchange on June 4, 2002.

This Registration Statement on Form S-8 registers the offer and sale of an additional 450,000 shares of common stock of SCPIE Holdings Inc. for issuance under The 2001 Amended and Restated Equity Participation Plan of SCPIE Holdings Inc., as amended. In accordance with Instruction E to Form S-8, the contents of the prior Form S-8 Registration Statement File No. 333-59253 are hereby incorporated by reference.

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

SCPIE Holdings Inc. hereby incorporates the following documents in this Registration Statement by reference:

(a)
Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission (SEC) on April 1, 2002, and Amendment No. 1 thereto filed on Form 10-K/A with the SEC on April 23, 2002;

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed with the SEC on May 15, 2002;

(c)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (Exchange Act), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in clause (a) above; and

(d)
Description of SCPIE Holdings Inc.’s common stock, par value $.0001 per share (the “Common Stock”), contained in the Registration Statement on Form 8-A, filed with the SEC on November 13, 1996, and any amendments or updates thereto.

All documents filed by SCPIE Holdings Inc. pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the SEC and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS.

5.1	Opinion of Latham & Watkins.

23.1	Consent of Ernst and Young, LLP.

23.2	Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page hereto).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, SCPIE Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 4, 2002.

SCPIE Holdings Inc.

By:	/s/ DONALD J. ZUK
Donald J. Zuk President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Donald J. Zuk and Robert B. Tschudy, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title	Date

/s/ DONALD J. ZUK Donald J. Zuk	President, Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2002

/s/ ROBERT B. TSCHUDY Robert B. Tschudy	Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	June 4, 2002

/s/ MITCHELL S. KARLAN, M.D. Mitchell S. Karlan, M.D.	Chairman of the Board and Director	June 4, 2002

/s/ JACK E. MCCLEARY, M.D. Jack E. McCleary, M.D.	Director and Treasurer	June 4, 2002

/s/ J. HYATT BROWN J. Hyatt Brown	Director	June 4, 2002

Willis T. King, Jr.	Director	June 4, 2002

Charles B. McElwee, M.D.	Director	June 4, 2002

/s/ WENDELL L. MOSELEY, M.D. Wendell L. Moseley, M.D.	Director	June 4, 2002

/s/ DONALD P. NEWELL Donald P. Newell	Director	June 4, 2002

Harriet M. Opfell, M.D.	Director	June 4, 2002

Signature	Title	Date

William A. Renert, M.D.	Director	June 4, 2002

Henry L. Stoutz, M.D.	Director	June 4, 2002

Reinhold A. Ulrich, M.D.	Director	June 4, 2002

/s/ RONALD H. WENDER, M.D. Ronald H. Wender, M.D.	Director	June 4, 2002

EXHIBIT INDEX

EXHIBIT
5.1	Opinion of Latham & Watkins.*
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Latham & Watkins (included in Exhibit 5.1 hereto).*
24.1	Power of Attorney (included on signature page hereto).*

*	Filed herewith.

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